Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment No.2 to the Form F-1 (File No. 333-234460) of our report dated December 31, 2019, with respect to the consolidated financial statements of Qilian International Holding Group Limited as of September 30, 2019 and 2018 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

January 2, 2020